EXHIBIT 99.1

FOR ULTICOM CONTACT:

Joe Hassett, Senior Vice President

Gregory FCA

877-217-3597

JoeH@GregoryFCA.com

FOR IMMEDIATE RELEASE

Ulticom Files Comprehensive Annual Report for Fiscal Years 2005 to 2008

Provides Preliminary Estimates for First and Second Quarters of Fiscal 2009

MT. LAUREL, N.J., September 30, 2009 -- Ulticom, Inc. (the "Company") (Pink Sheets: ULCM.PK ) announced that it had today filed its Annual Report on Form 10-K covering the fiscal years 2005, 2006, 2007 and 2008 (years ended January 31, 2006, 2007, 2008 and 2009 or “Comprehensive 10-K”) with the Securities and Exchange Commission (“SEC”). The Company had not previously filed an Annual Report for the above mentioned years. The Comprehensive 10-K reflects restatement adjustments relating to the Company’s previously concluded Audit Committee investigations of improper accounting practices associated with stock option awards, certain expense accruals and related party revenues affecting fiscal years 1996 through 2004 (year ended January 31, 2005), and the Company’s separate examination of its accounting for software revenues and depreciation expense affecting fiscal years 1998 through 2004. In addition, the Company also today filed its Quarterly Report on 10-Q for its third fiscal quarter ended October 31, 2008.

“Today’s filing of Ulticom’s Comprehensive 10-K, together with the Final Judgment issued on July 22, 2009 in connection with the Company’s settlement with the SEC, in which no financial penalty, disgorgement or other monetary assessment was imposed on the Company, effectively concludes an exhaustive process,” said Ron Hiram, Chairman of the Audit Committee. “Both the Board of Directors and the executive management of the Company have gone to extraordinary lengths to assure shareholders, employees and customers that Ulticom meets the highest standards of financial transparency and disclosure. Today we have achieved the first step in our plan to meet our periodic reporting obligations with the SEC by the end of October and to seek relisting of our stock on the NASDAQ.”

Shawn Osborne, President and Chief Executive Officer, said, “The investigation and restatement activities were extensive and we believe we have emerged from the process a stronger company. As disclosed in the results published today, the decline in capital spending that has gripped the entire telecommunications industry has slowed the deployment of Ulticom products by our customers. Nevertheless, we have managed to maintain market share, sustain gross margins and preserve the relative strength of our balance sheet. At the same time, we have undertaken a number of actions to enhance shareholder value, including the evaluation of our strategic alternatives resulting in the payment of a special cash dividend. We believe we have successfully managed the many demands on our resources through extremely difficult circumstances. With the conclusion of the restatement process, we are anxious to concentrate all our resources to profitably execute on the Company’s long-term strategic growth initiatives.”

As reported in the Comprehensive Form 10-K, during the second half of fiscal year 2008, the Company’s financial results were adversely affected by the ongoing slowdown of infrastructure spending by communication service providers on Ulticom related projects. Fiscal year 2008 revenues were $53.0 million, down 10% as compared to fiscal year 2007 revenues of $59.0 million. The Company’s results are discussed in more detail in the Results of Operations section below and in the Comprehensive 10-K filed today.

Third quarter of fiscal 2008 revenues were $10.3 million, down 32% as compared to third quarter of fiscal 2007 revenues of $15.2 million, and decreased 34% as compared sequentially to the second quarter of fiscal 2008 revenues of $15.8 million. While the Company has seen modest improvement in quarterly revenues in the fourth quarter of fiscal 2008 and in the preliminary unaudited results for the first and second quarter of fiscal 2009 of $11.1 million, $11.6 million and $11.9 million respectively, management believes that the timing or extent of any recovery in quarterly revenues is uncertain at this time. As a result, the Company has taken action to decrease its costs to operate profitably at these lower revenue levels, excluding costs associated with investigation and restatement activities, corporate development initiatives, payments for expired options, workforce reductions, employee retention and non-cash share-based payments.

Osborne continues, “In response to a rapidly evolving global telecommunications landscape, Ulticom’s strategy is to leverage its market leading technology and strong customer relationships to capitalize on the growing demand for products that enable broadband multimedia personalized services. The Company is now offering an expanded product portfolio of Signalware component and system solutions, which target a wider market opportunity for broadband mobile access, multimedia session control and subscriber data management. We believe that this has positioned the Company to increase penetration within existing customers, capture new accounts and expand our overall addressable market beyond enhanced communication services.”

Results of Operations

For fiscal 2008 (year ended January 31, 2009), the Company today reported a net loss of $3.1 million, or ($0.07) per diluted share, compared with net income of $3.9 million and $12.6 million, for fiscal years 2007 and 2006, respectively, or $0.09 and $0.28 per diluted share. These results include $12.0 million, $8.8 million and $7.9 million of costs, before taxes, associated with investigation and restatement activities, corporate development initiatives, payments for expired options, workforce reductions, employee retention and non-cash share-based payments. Details of these expenses are listed in the table below.

(dollar amounts in thousands)	Fiscal year	Fiscal year	Fiscal year
	2006	2007	2008
Investigation and restatement related expenses	$ 4,141	$ 5,222	$ 4,088
Corporate development related expenses	470	990	1,722
Payments related to expired options	-	-	2,308
Retention and reduction in workforce expenses	-	418	2,333
Non-cash share-based payment expense	3,264	2,189	1,580
Total	$ 7,875	$ 8,819	$ 12,031

The completion of the investigative activities in early 2008 has resulted in lower investigation expenses, though the Company expects to incur additional restatement related expenses in fiscal year 2009 while the Company completes its financial statements and related SEC filings.

Financial Position

At January 31, 2009, the Company had $282.0 million in cash, cash equivalents and short-term investments, $291.5 million of working capital, and $296.5 million of shareholders’ equity. On April 20, 2009, the Company paid a special cash dividend of $4.58 per share to its shareholders of record as of the close of business on April 13, 2009.  The total amount of the dividend payment was approximately $200 million.  As of April 30, 2009 and July 31, 2009, the Company’s cash, cash equivalents and short-term investments totaled approximately $81.8 million and $82.9 million, respectively, and no debt.  Currently, the Company has no plans to pay additional dividends on its equity securities and believes it has sufficient capital for meeting foreseeable operational needs, liabilities and strategic initiatives. The Company has experienced lower yields on its investments during fiscal year 2008. Continued lower yields in 2009, along with the payment of the special dividend, will result in substantially lower interest income in fiscal year 2009.

Financial highlights at and for the twelve-month periods ended January 31, 2006, 2007, 2008 and 2009 appear below. Readers are encouraged to review the Comprehensive 10-K filed today, in particular the Explanatory Note immediately preceding Part I Item 1; Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations; and the Consolidated Financial Statements and notes thereto included in Item 15 for detailed information on the Company’s restatement process and financial results.

Financial Highlights

(In thousands, except per share data)

	Twelve months ended January 31,
	2006	2007	2008	2009

Consolidated Statement of Operations Data:
Revenues	$60,632	$63,593	$59,010	$53,047
Cost of revenues	15,791	16,085	16,316	14,500
Gross profit	44,841	47,508	42,694	38,547
Research and development expenses	12,353	15,155	16,363	16,288
Selling, general and administrative expenses	17,122	28,340	35,523	34,145
Income (loss) from operations	15,366	4,013	(9,192)	(11,886)
Interest and other income, net	8,103	12,660	12,364	7,098
Income (loss) before income tax expense (benefit)	23,469	16,673	3,172	(4,788)
Income tax expense (benefit)	2,992	4,120	(715)	(1,652)
Net income (loss)	$20,477	$12,553	$3,887	$(3,136)

Earnings (loss) per share—diluted	$0.46	$0.28	$0.09	$(0.07)

Weighted average common and common equivalent shares outstanding – diluted	44,063	44,214	44,203	43,501

Financial Highlights

(In thousands)

Consolidated Balance Sheet Data:	January 31, 2006	January 31, 2007	January 31, 2008	January 31, 2009
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$275,006	$281,659	$284,168	$281,995
Accounts receivable, net	9,701	14,807	15,520	11,532
Inventories	1,481	2,181	1,667	1,101
Prepaid expenses and other current assets	2,477	3,882	4,615	8,059
TOTAL CURRENT ASSETS	288,665	302,529	305,970	302,687

PROPERTY AND EQUIPMENT, net	3,277	3,614	3,911	2,841
OTHER ASSETS	3,872	4,611	8,520	9,423
TOTAL ASSETS	$295,774	$310,754	$318,401	$314,951

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$8,125	$9,788	$8,562	$8,570
Deferred revenue	4,235	2,909	2,853	2,619
TOTAL CURRENT LIABILITIES	12,360	12,697	11,415	11,189

TOTAL LONG-TERM LIABILITIES	5,005	4,799	8,126	7,296

SHAREHOLDERS’ EQUITY	278,409	293,258	298,860	296,466
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$295,774	$310,754	$318,401	$314,951

Preliminary Unaudited Results for the First and Second Quarters of Fiscal Year 2009

Subject to completion of its financial review process in connection with the filing of Quarterly Reports on Form 10-Q, the Company expects to report revenue for the first and second quarters of fiscal 2009 of approximately $11.6 million and $11.9 million, respectively, compared to $15.9 million and $15.8 million for the first and second quarters of fiscal 2008. The Company estimates that the results will include costs associated with restatement activities, corporate development initiatives, and payments for expired options, workforce reductions and employee retention totaling approximately $1.8 million and $1.9 million for the first and second quarters of fiscal 2009, respectively.

In accordance with the previously mentioned Final Judgment which mandated that the Company become current with its financial reporting obligations by November 9, 2009, the Company expects to file Quarterly Reports on Form 10-Q for the first and second quarters of fiscal 2009 by October 31, 2009. The Company further intends to file its Quarterly Report on Form 10-Q for the fiscal third quarter ending October 31, 2009 in a timely manner on or before the deadline of December 15, 2009.

About Ulticom, Inc.

Ulticom provides service essential signaling component and system solutions for wireless, wireline, and Internet communications. Ulticom's products are used by leading telecommunication equipment and service providers worldwide to deploy broadband mobile access, multimedia session control, subscriber data management and enhanced communication services. Ulticom is headquartered in Mount Laurel, NJ with additional offices in the United States, Europe, and Asia.

Note: Press Release contains “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward looking statements include those related to expectations of financial results for fiscal 2009 periods and the completion of the Company's required filings with the Securities and Exchange Commission ("SEC") prior to November 9, 2009 as required by the Final Judgment entered in connection with the resolution of the SEC enforcement action against the Company. There can be no assurances that the results predicted in any such forward-looking statements will be achieved, and actual events or results could differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, the Company, and should not be considered as an indication of future events or results. Important factors that could cause actual results to differ materially include: the continued risk of potential claims, proceedings or expenses relating to the restatement of the financial statements of the Company required in connection with the completed Audit Committee investigations relating to improper historical option grant practices and other unrelated historical accounting practices and in connection with the Company's evaluation of its revenue recognition and depreciation practices; risks relating to our disclosure controls and procedures, which were ineffective as of January 31, 2009, due to our inability to timely file our financial reports and because of the material weaknesses in our internal control over financial reporting described in our Annual Report on Form 10-K filed on September 30, 2009; risks relating to our ability to comply with the Final Judgment, including our ability to file required reports with the Securities and Exchange Commission as mandated by the Final Judgment; risks relating to our directors and officers liability insurance being unlikely to cover expenses or liabilities relating to our historical improper option-related accounting practices; risks associated with the quotation of the Company’s common stock in the “Pink Sheets,” including limited liquidity due to, among other things, the absence of market makers; the risk that the Company may be unable to list its common stock on The NASDAQ Capital Market or on any other established national securities exchange; risks relating to changes in our capital structure, including in relation to the special dividend paid in April 2009; risks relating to the inaccuracies in our historical periodic reports filed with the Securities and Exchange Commission prior to September 30, 2009, which reports cannot be relied upon; risks relating to the interests of our majority shareholder, Comverse Technology, Inc. which may differ from the interests of other shareholders; risks associated with the dependence on sales of the Company’s Signalware products and the possibility of such products becoming outdated because of new technology; risks relating to the Company’s ability to identify and respond to technological trends in its target markets, develop and maintain solutions that meet customers’ changing needs and enhance existing products to differentiate them from competing products; risks associated with the Company’s dependence on a limited number of customers for a significant percentage of the Company’s revenues, which customers may experience difficulties due to the current market environment and reductions in capital spending among the Company’s current and prospective customers; risks relating to aggressive competition that may force the Company to reduce prices; risks associated with holding a large proportion of the Company’s assets in cash equivalents and short-term investments; risks associated with the Company’s products being dependent upon their ability to operate on and support new hardware and operating systems, signaling systems and protocols of other companies; risks associated with the integration of the Company’s products with those of equipment manufacturers and application developers and the Company’s ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with the Company’s products having long sales cycles and the limited ability to forecast the timing and amount of product sales; risks associated with the Company’s reliance on a limited number of independent manufacturers to manufacture boards for the Company’s products and on a limited number of suppliers for board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the Company’s intellectual property rights and the inappropriate use by others of the Company’s proprietary technology; risks associated with our dependence on customers outside of the United States for a significant portion of our total revenues and our exposure to particular risks associated with international transactions; risks associated with the Company’s ability to retain existing personnel and recruit and retain qualified personnel; risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the Company operates; and other risks described the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 30, 2009. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required by the federal securities laws.

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